                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT CHARTERED
                                   ACCOUNTANTS

We consent to the  incorporation by reference in the  Registration  Statement of
BioSyntech,  Inc. on Form S-8 filed with the Securities and Exchange  Commission on April 3, 2001, pertaining to the BioSyntech,  Inc. and Bio Syntech Canada Inc.
Stock Option Incentive Plans, of our report dated May 24, 2002,  except for note
18 as to which  the date is June 26,  2002,  with  respect  to the  consolidated financial  statements of BioSyntech,  Inc.  included in this Annual Report (Form
10-KSB), for the year ended March 31, 2002.

Montreal, Canada                                      /s/Ernst & Young LLP
July 16, 2002                                         Chartered Accountants